UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 8, 2019

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive,	Suite 9,	Fort Myers,	Florida	33913
(Address of principal executive offices)				(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	NEO	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 8, 2019, the Board of Directors (the “Board”) of NeoGenomics, Inc. (the “Company”) accepted the resignation of Sharon Virag as Chief Financial Officer (the “CFO”) of the Company (the “Notice of Resignation”) and agreed to waive the contractual notice period under her Employment Agreement dated March 14, 2018 and make the resignation effective immediately (the “Resignation Date”). In connection with Ms. Virag’s resignation on August 8, 2019, Ms. Virag and the Company entered into a Separation Agreement and General Release of Claims (the “Separation Agreement”) and a Consulting Agreement. Under the Separation Agreement, Ms. Virag will receive sixty percent (60%) of the Target Bonus (as defined in the Employment Agreement) that she would have been eligible to receive based on her service in 2019, in a lump sum payment, less applicable deductions and withholdings, in March of 2020 in accordance with the Company’s regular bonus payment schedule (the “Separation Pay”). Under the Consulting Agreement, Ms. Virag will be available as a strategic advisor to the Company’s Chairman and Chief Executive Officer (the “CEO”) as requested by the CEO, from the Resignation Date through August 7, 2020 in exchange for a consulting fee of $34,167 per month.

Ms. Virag’s March 14, 2018 Confidentiality, Non-Solicitation and Non-Compete Agreement survives termination of her employment with the Company and remains in full force and effect through the Resignation Date, and for a period of two years thereafter.

The foregoing summary of the terms of the Notice of Resignation, Separation Agreement and Consulting Agreement does not purport to be complete and is qualified in their respective entirety by reference to the full text of each, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 hereto.

Item 9.01	Exhibits.

(d) Exhibits
10.1 Notice of Resignation between NeoGenomics, Inc. and Sharon Virag dated August 8, 2019.
10.2 Separation Agreement and General Release of Claims between NeoGenomics, Inc. and Sharon Virag dated August 8, 2019.
10.3 Consulting Agreement between NeoGenomics, Inc. and Sharon Virag dated August 8, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Douglas M. VanOort
Douglas M. VanOort
Chief Executive Officer
August 8, 2019